Exhibit 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

As independent certified public accountants, we hereby consent to the incorporation of our report, dated March 24, 2001, on the financial statements of Jones Business Systems, Inc. for the year ended December 31, 2000, included in Amendment No. 1 to the Form 8-K/A.


Semple & Cooper, LLP
Phoenix, Arizona

May 25, 2001